UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2022

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 1801 New York, New York		10019
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03Material Modification to Rights of Security Holders.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below in Item 5.07 of this Current Report on Form 8-K, on May 12, 2022, the stockholders of Paramount Group, Inc. (the “Company”) voted at the 2022 annual meeting of stockholders (the “Annual Meeting”) to approve the Company’s Fifth Amended and Restated Bylaws.  The Fifth Amended and Restated Bylaws amended Article XIII of the Company’s bylaws to permit the stockholders of the Company, to the extent permitted by law, to amend the bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter pursuant to a binding proposal submitted by certain qualifying stockholders. The right to amend the Fifth Amended and Restated Bylaws is subject to certain eligibility, procedural and disclosure requirements set forth in Article XIII of the Fifth Amended and Restated Bylaws.  The Fifth Amended and Restated Bylaws became effective on May 12, 2022.

The foregoing summary of the Fifth Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2022, the Company held its Annual Meeting in New York, New York. As of the record date, there were a total of 219,081,522 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The following is a brief description of each matter voted upon at the Annual Meeting and a statement of the number of votes cast for or against, and the number of abstentions and broker non-votes with respect to each matter, as applicable.

Proposal 1. Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2023 and until their respective successors have been duly elected and qualified or until their earlier resignation or removal, were as follows:

				Broker
Names of Directors	For	Against	Abstain	Non-Votes
Albert Behler	171,187,205	9,382,617	344,246	9,341,782
Thomas Armbrust	176,255,617	4,654,446	4,005	9,341,782
Martin Bussmann	159,812,164	7,028,167	14,073,737	9,341,782
Karin Klein	176,256,087	3,936,210	721,771	9,341,782
Peter Linneman	164,327,833	11,982,221	4,604,014	9,341,782
Katharina Otto-Bernstein	176,255,982	4,654,116	3,970	9,341,782
Mark Patterson	142,192,327	37,991,280	730,461	9,341,782
Hitoshi Saito	169,816,467	174,073	10,923,528	9,341,782
Greg Wright	159,020,578	7,295,948	14,597,542	9,341,782

Based on the votes set forth above, each of the foregoing persons was duly elected to serve as a director for a term expiring at the annual meeting of stockholders in 2023 and until the directors’ successors have been duly elected and qualified or until a given director’s earlier resignation or removal.

Proposal 2.Votes regarding a non-binding, advisory resolution approving the compensation of the Company’s named executive officers, were as follows:

			Broker
For	Against	Abstain	Non-Votes
141,500,939	27,140,552	12,272,577	9,341,782

Based on the votes set forth above, the non-binding, advisory resolution approving the compensation of the Company’s named executive officers was approved by the Company’s stockholders.

Proposal 3.Votes regarding a non-binding, advisory proposal regarding the frequency of holding non-binding, advisory votes on the compensation of the Company’s named executive officers, were as follows:

Every	Every	Every		Broker
Year	2 Years	3 Years	Abstain	Non-Votes
177,650,536	15,347	3,164,926	83,259	9,341,782

Based on the votes set forth above, the Company’s stockholders approved, on a non-binding, advisory basis, a frequency of every year for the non-binding, advisory vote on the compensation of the Company’s named executive officers. As recommended by the Company’s board of directors and approved by the stockholders, the Company intends to hold a non-binding, advisory vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of the Company’s named executive officers.

Proposal 4.Votes regarding the approval of the Company’s Fifth Amended and Restated Bylaws to allow the Company’s bylaws to be amended by the Company’s stockholders, were as follows:

			Broker
For	Against	Abstain	Non-Votes
180,167,123	6,441	740,504	9,341,782

Based on the votes set forth above, the Company’s Fifth Amended and Restated Bylaws was approved by the Company’s stockholders.

Proposal 5.Votes regarding the ratification of the audit committee’s appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2022, were as follows:

For	Against	Abstain
189,959,923	291,343	4,584

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company to serve for the fiscal year ending December 31, 2022 was duly ratified by the Company’s stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number Description

3.1Fifth Amended and Restated Bylaws of Paramount Group, Inc.

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

By:	/s/ Gage Johnson
Name:	Gage Johnson
Title:	Senior Vice President, General Counsel and Secretary

Date: May 16, 2022